Exhibit 99.2

          /C O R R E C T I O N --  FARO Technologies, Inc./

    In the news release, "FARO's (Nasdaq: FARO) New Orders Grow 35% in the Third Quarter" issued earlier today by FARO Technologies, Inc. over PR Newswire, we are advised by the company that the first paragraph, second sentence, should read "during the third quarter," rather than "during the second quarter," as originally issued inadvertently.

SOURCE  FARO Technologies, Inc.
    -0-              10/14/2004 C FLTH023
    /PRNewswire -- Oct. 14/
    (FARO)

CO:  FARO Technologies, Inc.
ST:  Florida
IN:  AUT MAC STW CPR
SU:  ERP